Exhibit 10.7(d)
EARLY EXERCISE
INCENTIVE STOCK OPTION GRANT NOTICE
UNDER THE REDDIT INC. 2012 STOCK OPTION AND GRANT PLAN
Pursuant to the reddit Inc. 2012 Stock Option and Grant Plan (the “Plan”), reddit Inc., a Delaware corporation (together with any successor, the “Company”), has granted to the individual named below, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of common stock of the Company (“Common Stock”) indicated below (the “Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Early Exercise Incentive Stock Option Grant Notice (the “Grant Notice”), the attached Early Exercise Incentive Stock Option Agreement (the “Agreement”) and the Plan. This Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). To the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option.

Name of Optionee:	________________ (the “Optionee”)

No. of Shares:	_______ Shares of Common Stock

Grant Date:	________________

Vesting Commencement Date:	________________ (the “Vesting Commencement Date”)

Expiration Date:	________________ (the “Expiration Date”)[1]

Option Exercise Price/Share:	$_______________ (the “Option Exercise Price”)[2]

Vesting Schedule:
[25] percent of the Shares shall vest on the first anniversary of the Vesting Commencement Date; provided that the Optionee continues to have a Service Relationship with the Company at such time. Thereafter, the remaining [75] percent of the Shares shall vest in [36] equal monthly installments following the first anniversary of the Vesting Commencement Date, provided the Optionee continues to have a Service Relationship with the Company at such time. Notwithstanding anything in the Agreement to the contrary, in the case of a Sale Event, this Stock Option and the Shares shall be treated as provided in Section 3(c) of the Plan[ provided; however INSERT ANY ACCELERATED VESTING PROVISION HERE].

1 The maximum term for an incentive stock option is 10 years (five years for 10 percent owner).

2 The exercise price may be no less than the fair market value of the Common Stock on the date of grant (110% of fair market value if the optionee is a 10% owner).

Attachments: Early Exercise Incentive Stock Option Agreement, Restricted Stock Agreement, 2012 Stock Option and Grant Plan

EARLY EXERCISE
INCENTIVE STOCK OPTION AGREEMENT
UNDER THE REDDIT INC.
2012 STOCK OPTION AND GRANT PLAN
All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.
I.    VESTING, EXERCISABILITY AND TERMINATION.
A.    Vesting. This Stock Option shall be immediately exercisable, regardless of whether the Shares are vested. Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, the Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.
B.    Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate subject, in each case to Section 3(c) of the Plan):
1.    Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or Disability, this Stock Option may continue to be exercised, to the extent the Shares are vested on the date of termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or Disability or until the Expiration Date, if earlier.
2.    Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or Disability, and unless otherwise determined by the Committee, this Stock Option may continue to be exercised, to the extent the Shares are vested on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier; provided however, if the Optionee’s Service Relationship is terminated for Cause, this Stock Option shall terminate immediately upon the date of such termination.
For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees. Any portion of this Stock Option with respect to Shares that are not vested on the date of termination of the Service Relationship shall terminate immediately and be null and void.
C.    It is understood and intended that this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after Grant Date of this Stock Option and further that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent this Stock Option and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) first become exercisable in any year, such options will not qualify as incentive stock options.
II.    EXERCISE OF STOCK OPTION.
A.    The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Shares. Such notice shall specify the number of Shares to be purchased. To the extent this Stock Option is only partially exercised, such exercise shall first be with respect to the Shares, if any, that have previously vested, and then with respect to the Shares that will next vest, with the Shares that vest at the latest date being exercised last. Payment of the purchase price may be made by one or more of the methods described in Section 5 of the Plan, subject to the limitations contained in such Section of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.
B.    In the event the Optionee exercises a portion of this Stock Option with respect to Shares that have not vested, the Optionee shall also deliver a Restricted Stock Agreement covering such unvested Shares in the form of Appendix B hereto (the “Restricted Stock Agreement”) with the same vesting schedule for such Shares as set forth for such Shares herein.
C.    Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.
III.    INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.
IV.    TRANSFERABILITY OF STOCK OPTION. This Stock Option is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death.
V.    RESTRICTIONS ON TRANSFER OF SHARES. The Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan and, if applicable, the Restricted Stock Agreement.
VI.    MISCELLANEOUS PROVISIONS.
A.    Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
B.    Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, this Stock Option or Shares acquired pursuant thereto.
C.    Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.
D.    Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.
E.    Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
F.    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
G.    Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
H.    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
I.    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
J.    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
VII.    CONSENT TO JURISDICTION; WAIVER. The Optionee (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the Optionee and the Company (each a “Party”) hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

REDDIT INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that this Stock Option is subject to the terms of the Plan and this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement, are hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:

[SPOUSE’S CONSENT[3]
I acknowledge that I have read the foregoing Incentive Stock Option Agreement and understand the contents thereof.
___________________________________]

DESIGNATED BENEFICIARY:

Beneficiary’s Address:

3 A spouse’s consent is recommended if the Optionee’s state of residence is one of the following community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Appendix A
STOCK OPTION EXERCISE NOTICE

reddit Inc.
Attention: [____________________]

Pursuant to the terms of the grant notice and stock option agreement between the undersigned and reddit Inc. (the “Company”) dated ____________ (the “Agreement”) under the reddit Inc. 2012 Stock Option and Grant Plan, I, [Insert Name] _______________, hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $_______ representing the purchase price for [Fill in number of Shares] _______ Shares. I have chosen the following form(s) of payment:

[ ]	1.	Cash
[ ]	2.	Certified or bank check payable to reddit Inc.
[ ]	3.	Other (as referenced in the Agreement and described in the Plan (please describe))
		_____________________________________________________.
In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:
(i)    I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.
(ii)    I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.
(iii)    I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
(iv)    I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.
(v)    I understand that the Shares may not be registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.
(vi)    To the extent required, I have executed and delivered to the Company the Restricted Stock Agreement attached as Appendix B to the Agreement.
(vii)    I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan, including without limitation, the transfer restrictions set forth in Section 9 of the Plan.
(viii)    I understand and agree that the Company has a right of first refusal with respect to the Shares pursuant to Section 9(b) of the Plan.
(ix)    I understand and agree that the Company has certain repurchase rights with respect to the Shares pursuant to Section 9(c) of the Plan.
(x)    I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 9(f) of the Plan.

Sincerely yours,

Name:

Address:

RESTRICTED STOCK AGREEMENT FOR EARLY EXERCISE OPTION
UNDER THE REDDIT INC.
2012 STOCK OPTION AND GRANT PLAN
All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Early Exercise Incentive Stock Option Grant Notice (the “Grant Notice”) and Early Exercise Incentive Stock Option Agreement (the “Option Agreement”) between reddit Inc. (the “Company”) and _____________ (the “Grantee”) for ____________ Shares of Common Stock with a Grant Date of ___________, ______ under the reddit Inc. 2012 Stock Option and Grant Plan (the “Plan”).
I.    PURCHASE AND SALE OF SHARES; VESTING.
A.    Purchase and Sale. The Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth in the Stock Option Exercise Notice (_______ Shares) dated _________, pursuant to the Grant Notice and Option Agreement, for the aggregate Option Exercise Price for the Shares so purchased.
B.    Vesting. The risk of forfeiture shall lapse with respect to the Shares, and such Shares shall become vested, on the respective dates indicated on the Vesting Schedule set forth in the Grant Notice.
II.    REPURCHASE RIGHT. Upon a Termination Event, the Company shall have the right to repurchase Shares of Restricted Stock that are unvested as of the date of such Termination Event as set forth in Section 9(c) of the Plan.
III.    RESTRICTIONS ON TRANSFER OF SHARES. The Shares (whether or not vested) shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan.
IV.    INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Restricted Stock Agreement shall be subject to and governed by all the terms and conditions of the Plan.
V.    MISCELLANEOUS PROVISIONS.
A.    Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.
B.    Section 83(b) Election. The Grantee shall consult with the Grantee’s tax advisor to determine whether it would be appropriate for the Grantee to make an election under Section 83(b) of the Code with respect to the Shares. Any such election must be filed with the

Internal Revenue Service within 30 days of the date of exercise. If the Grantee makes an election under Section 83(b) of the Code, the Grantee shall give prompt notice to the Company (and provide a copy of such election to the Company).
C.    Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
D.    Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.
E.    Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.
F.    Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
G.    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
H.    Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
I.    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
J.    Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
VI.    CONSENT TO JURISDICTION; WAIVER. The Grantee (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the Grantee and the Company (each a “Party”) hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned as of the date first above written.

REDDIT INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof and understands that the Shares purchased hereby are subject to the terms of the Plan, the Grant Notice, and this Agreement. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement, are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:

Address:

[SPOUSE’S CONSENT[4]
I acknowledge that I have read the foregoing Restricted Stock Agreement and understand the contents thereof.
]
C:4267360

4 A spouse’s consent is recommended if the Grantee’s state of residence is one of the following community property states: Arizona, California, Idaho, Louisiana, New Mexico, Nevada, Texas, Washington and Wisconsin.